        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        The undersigned acknowledges that he or she has received the prospectus, dated November 15, 2004 (as may be amended or supplemented from time to time, the "Prospectus"), of Bausch & Lomb Incorporated ("B&L"), and this Letter of Transmittal (the "Letter"), which together constitute B&L's offer to exchange $1,000 principal amount at maturity of 2004 Senior Convertible Securities due 2023 (the "New Securities") and an exchange fee of $2.50 for each $1,000 principal amount at maturity of validly tendered and accepted Floating Rate Convertible Senior Notes due 2023 (the "Old Notes") from the registered holders thereof (the "Holders") (the "Exchange Offer").

        All tenders of Old Notes pursuant to the Exchange Offer must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on December 14, 2004 (the "Expiration Date"); provided that B&L reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended. B&L will notify Holders of the Old Notes of any extension by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business after the previously scheduled Expiration Date.

        This Letter is to be completed by a Holder, and tender of Old Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in "The Exchange Offer—Procedures for Tendering Old Notes" section of the Prospectus. Holders who are unable to deliver confirmation of the book-entry tender of their Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility (a "Book-Entry Confirmation") and all other documents required by this Letter to the Exchange Agent on or prior to the Expiration Date must tender their Old Notes according to the procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

        B&L reserves the right, at any time, or from time to time, to extend the Exchange Offer and to amend any of the terms and conditions of the Exchange Offer, other than conditions required by applicable law, at its discretion. B&L shall notify the Holders of the Old Notes of any extension promptly by oral or written notice thereof.

        Please read this entire Letter of Transmittal and the Prospectus carefully before checking any box below. The instructions included in this Letter of Transmittal must be followed.

        YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED, WITH SIGNATURE GUARANTEE IF REQUIRED AND COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW. SEE "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9."

        The undersigned has completed the appropriate boxes below and signed this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

        List in the sections provided below each issue of Old Notes to which this Letter relates. If the space provided below is inadequate, the certificate numbers and principal amount of Old Notes should be listed and attached on a separate schedule.

DESCRIPTION OF REGISTERED OLD NOTES (CUSIP NO. 01707AK9)	1	2	3

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Note Certificate Number(s)*	Aggregate Principal Amount of Old Note(s)	Principal Amount Tendered**

	Total

*
Need not be completed by holders tendering by book-entry transfer.

**
Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of the Old Notes represented by the notes indicated in column 2. See Instruction 2. Old Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiple thereof. See Instruction 1.

DESCRIPTION OF UNREGISTERED (144A) OLD NOTES (CUSIP NO. 071707AJ2)	1	2	3

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Note Certificate Number(s)*	Aggregate Principal Amount of Old Note(s)	Principal Amount Tendered**

	Total

*
Need not be completed by holders tendering by book-entry transfer.

**
Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of the Old Notes represented by the notes indicated in column 2. See Instruction 2. Old Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiple thereof. See Instruction 1.

        The numbers and addresses of the holders should be printed exactly as they appear on the certificate representing Old Notes tendered hereby.

☐
CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number	Transaction Code Number

☐
CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s)

Window Ticket Number (if any)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

For Book-Entry Transfer, Complete the Following:

Account Number	Transaction Code Number

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        Upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended or amended, the terms of any such extension or amendment), the undersigned hereby tenders to B&L the aggregate principal amount of Old Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, B&L all right, title and interest in and to such Old Notes as are being tendered hereby.

        The undersigned understands that tenders of Old Notes pursuant to any of the procedures described in the Prospectus and in the instructions hereto and acceptance thereof by B&L will constitute a binding agreement between the undersigned and B&L.

        The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the undersigned's true and lawful agent and attorney-in-fact with respect to such tendered Old Notes, with full power of substitution, among other things, to cause the Old Notes to be assigned, transferred and exchanged. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Old Notes and to acquire New Securities and the exchange fee issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, B&L will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by B&L.

        The undersigned will, upon request, execute and deliver any additional documents deemed by B&L to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in "The Exchange Offer—Withdrawal Rights" section of the Prospectus.

        The undersigned hereby represents and warrants that it is not prohibited from selling to or otherwise doing business with "U.S. Persons" and "persons subject to the jurisdiction of the United States" by any of the regulations of the U.S. Department of Treasury Office of Foreign Assets Control, pursuant to 31 C.F.R. Chapter V, or any legislation or executive orders relating thereto.

        THE UNDERSIGNED, BY COMPLETING ONE OR MORE OF THE SECTIONS ENTITLED "DESCRIPTION OF REGISTERED OLD NOTES" AND "DESCRIPTION OF UNREGISTERED OLD NOTES" ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AS SET FORTH IN THE SECTIONS ABOVE.

        Unless otherwise indicated herein in the box entitled "Special Issuance Instructions" below, please credit the account indicated above which is maintained at the Book-Entry Transfer Facility.

  SPECIAL ISSUANCE INSTRUCTION
  (See Instruction 3)

  To be completed ONLY if Old Notes not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

  Issue unexchanged Old Notes to:

Name(s)
(Please Type or Print)
(Please Type or Print)
Address (include Zip Code)

(Complete Substitute Form W-9)
☐ Credit unexchanged Old Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

(Book-Entry Transfer Facility Account Number, if applicable)

        IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF (TOGETHER WITH A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL
CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE SIGN HERE
(TO BE COMPLETED BY ALL TENDERING HOLDERS)
(Complete Accompanying Substitute Form W-9 below)

X		, 2004

X		, 2004

(Signatures(s) of Owner(s))	(Date)
Area Code and Telephone Number:

        If a Holder is tendering any Old Notes, this Letter must be signed by the registered Holder(s) as the name(s) appear(s) on the certificate(s) for the Old Notes or by any person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

Name(s)

(Please Type or Print)
Capacity:

Address:

(Including Zip Code)
Tax Identification or Social Security Number:

SIGNATURE GUARANTEE
(If required by Instruction 3)

Signature(s) Guaranteed by
an Eligible Institution:
(Authorized Signature)

(Title)

(Name and Firm)

Dated:                         , 2004

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer to Exchange:

2004 Senior Convertible Securities due 2023
(CUSIP No. 071707AM5)
and an Exchange Fee
for all outstanding
Floating Rate Convertible Senior Notes due 2023
(CUSIP Nos. 071707AJ2 and 071707AK9)

Which Will be Registered Under
The Securities Act of 1933, as Amended,
Prior to Closing

of

Bausch & Lomb Incorporated

        1.    Delivery of this Letter; Guaranteed Delivery Procedures.    This Letter, or an electronic confirmation pursuant to the Depository Trust Company's ATOP system, is to be completed by Holders of Old Notes for tenders that are made pursuant to the procedures for delivery by book-entry transfer set forth in "The Exchange Offer—Procedures for Tendering Old Notes" section of the Prospectus. Book-Entry Confirmation, as well as a properly completed and duly executed Letter (or manually signed facsimile hereof), or an electronic confirmation pursuant to the Depository Trust Company's ATOP system, and any other documents required by this Letter, must be received by the Exchange Agent at the address set forth herein on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. Old Notes tendered hereby must be in denominations of principal amount of $1,000 or any integral multiple thereof.

        Holders who cannot complete the procedure for book-entry transfer on a timely basis or who cannot deliver all other required documents to the Exchange Agent on or prior to 5:00 p.m., New York City time, on the Expiration Date may tender their Old Notes pursuant to the procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus. Pursuant to such procedures, (i) such tender must be made through a firm which is a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchanges Medallion Program (each an "Eligible Institution"), (ii) prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent must receive from such Eligible Institution (A) a properly completed and duly executed Letter (or a facsimile thereof), or an electronic confirmation pursuant to the Depository Trust Company's ATOP system, and (B) Notice of Guaranteed Delivery, substantially in the form provided by B&L (by facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three Nasdaq trading days after the Expiration Date, a Book-Entry Confirmation and any other documents requested by this Letter will be deposited by the Eligible Institution with the Exchange Agent, and (iii) a Book-Entry Confirmation and all other documents required by this Letter, must be received by the Exchange Agent within three trading days after the Expiration Date.

        The delivery of the Old Notes and all other required documents will be deemed made only when confirmed by the Exchange Agent.

        See "The Exchange Offer" section of the Prospectus.

        2.    Signatures on this Letter; Bond Powers and Endorsements; Guarantee of Signatures.    If this Letter is signed by the registered Holder of the Old Notes tendered hereby, the signature must correspond exactly with the name as it appears on a security position listing as the Holder of such Old Notes in the Book-Entry Transfer Facility System without any change whatsoever.

        If any tendered Old Notes are owned of record by two or more joint owners, all of such owners must sign this Letter.

        If any tendered Old Notes are registered in different names, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are different registrations.

        When this Letter is signed by the registered Holder(s) of the Old Notes specified herein and tendered hereby, no separate bond powers are required. If, however, the New Securities and exchange fee are to be issued to a person other than the registered Holder, then separate bond powers are required.

        If this Letter or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by B&L, proper evidence satisfactory to B&L of their authority to so act must be submitted.

        Signatures on bond powers required by this Instruction 2 must be guaranteed by an Eligible Institution.

        Signatures on this Letter need not be guaranteed by an Eligible Institution, provided the Old Notes are tendered: (i) by a registered Holder of Old Notes (including any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the Holder of such Old Notes) who has not completed the box entitled "Special Issuance Instructions" on this Letter, or (ii) for the account of an Eligible Institution.

        3.    Special Issuance Instructions.    Holders tendering Old Notes by book-entry transfer may request that Old Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such Holder may designate hereon. If no such instructions are given, such Old Notes not exchanged will be credited to the proper account maintained at The Depository Trust Company. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated.

        4.    Taxpayer Identification Number.    U.S. federal income tax law generally requires that a tendering Holder who is a U.S. person and whose Old Notes are accepted for exchange must provide the Exchange Agent (as payor) with such Holder's correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 below or establish another basis for exemption from U.S. backup withholding. In the case of a tendering Holder who is an individual, such individual's TIN is his or her social security number. If the Exchange Agent is not provided with the current TIN or an adequate basis for an exemption from backup withholding, the Exchange Agent may be required to withhold 28% of the amount of any reportable payments made after the exchange to such tendering Holder of Old Notes. Backup withholding is not an additional tax. Rather, the U.S. federal income taxes payable by persons subject to backup withholding will be reduced by the amount of any backup withholding tax that is withheld. If such withholding results in an overpayment of taxes, a refund or credit may be obtained from the Internal Revenue Service.

        Certain Holders of Old Notes are exempt and not subject to these backup withholding and reporting requirements. See the enclosed Guidelines of Certification of Taxpayer Identification Number on Substitute Form W-9 (the "W-9 Guidelines") for additional instructions.

        To prevent backup withholding, each tendering Holder of Old Notes must provide its correct TIN by completing the Substitute Form W-9 set forth below, certifying, under penalties of perjury, that the TIN provided is correct (or that such Holder is awaiting a TIN) and that (i) the Holder is exempt from backup withholding, or (ii) the Holder has not been notified by the Internal Revenue Service that such Holder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the Holder that such Holder is no longer subject to backup withholding. A tendering Holder who is not a U.S. person must provide the Exchange Agent with the appropriate, properly completed Form W-8: Certificate of Foreign Status in order to avoid withholding. These forms may be obtained from the Exchange Agent. If the Old Notes are in more than one name or are not in the name of the actual owner, such Holder should consult the W-9 Guidelines for information on which TIN to report. If such Holder does not have a TIN, such Holder should consult the W-9 Guidelines for instructions on applying for a TIN, apply for a TIN, and write "applied for" in lieu of its TIN in Part I of the Substitute Form W-9. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to provide a TIN before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

        5.    Transfer Taxes.    B&L will pay all transfer taxes, if any, applicable to the transfer of Old Notes to it or its order pursuant to the Exchange Offer, provided that such transfer taxes will not be considered to include income taxes, franchise taxes, or any other taxes that are not occasioned solely by the transfer of the Old Notes. If, however, New Securities and exchange fee and/or substitute Old Notes not exchanged are to be registered or issued in the name of any person other than the registered Holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this Letter, or if a transfer tax is imposed for any reason other than the transfer of Old Notes to B&L or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering Holder.

        6.    Waiver of Conditions.    B&L reserves the absolute right to waive satisfaction of any or all conditions enumerated in the Prospectus in accordance with applicable law.

        7.    No Conditional Tenders.    No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders of Old Notes, by execution of this Letter, shall waive any right to receive notice of the acceptance of their Old Notes for exchange.

        Neither B&L, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Old Notes nor shall any of them incur any liability for failure to give any such notice.

        8.    Withdrawal Rights.    Tenders of Old Notes may be withdrawn (i) at any time prior to 5:00 p.m., New York City time, on the Expiration Date or (ii) at any time after December 31, 2004 if B&L has not accepted the tendered Old Notes for exchange by that date.

        For a withdrawal of a tender of Old Notes to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth above prior to 5:00 p.m., New York City time, on the Expiration Date or at any time after December 31, 2004, if B&L has not accepted the tendered Old Notes for exchange by that date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"), (ii) specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility, (iii) specify the principal amount of Old Notes to be withdrawn, (iv) contain a statement that such Holder is withdrawing his election to have such Old Notes exchanged, (v) be signed by the Holder in the same manner as the original signature on the Letter by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer to have the Trustee, with respect to the Old Notes, register the transfer of such Old Notes in the name of the person withdrawing the tender and (vi) specify the name in which such Old Notes are registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by B&L, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the applicable Exchange Offer and no New Securities and/or exchange fee will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes that have been tendered for exchange but which are not exchanged for any reason will be credited into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures set forth in "The Exchange Offer—Return of Old Notes Not Accepted for Exchange" section of the Prospectus. Such Old Notes will be credited to an account maintained with the Book-Entry Transfer Facility for the Old Notes as soon as practicable after withdrawal, rejection of tender or termination of the applicable Exchange Offer. Properly withdrawn Old Notes may be retendered by following the procedures described above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

        9.    Requests for Assistance or Additional Copies.    Questions relating to the procedure for tendering may be directed to the Exchange Agent, at the address and telephone number indicated above. The Dealer Manager for the Exchange Offer is Citigroup Global Markets Inc. Requests for additional copies of the Prospectus, this Letter and other related documents may be directed to the information agent, Georgeson Shareholder Communications Inc. (the "Information Agent"), at the following address and telephone numbers:

Georgeson Shareholder Communications Inc.
17 State Street, 10th Floor
New York, NY 10004

Banks and Brokerage Firms, Please Call: (212) 440-9800

Noteholders Call Toll Free: (866) 873-6981

Name:

Business Name, if different from above:

Check appropriate box:	☐ Individuals/Sole Proprietor	☐ Corporation
	☐ Partnership	☐ Other

Address:

SUBSTITUTE FORM W-9	PART I—please provide your TIN in the box at right and certify by signing and dating below.	Social Security Number or Employer Identification Number (if awaiting TIN write "Applied For")

Department of the Treasury Internal Revenue Service	Part II—For payees exempt from backup withholding, see the attached Guidelines for Certification of Taxpayer identification Number on Substitute Form W-9 and complete as instructed therein.

Payor's Request for	Certification: Under penalties of perjury, I certify that:
Taxpayer Identification Number ("TIN")	(1)	The Number shown on this form is my correct Taxpayer Identification Number (or I am waiting for Taxpayer Identification Number to issued to me);

	(2)	I am not subject to backup withholding either because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

	(3)	I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
Signature ______________________________ Date ___________________________

NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFERS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX
IN PART II OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of the exchange, 28 percent of all reportable payments made to me thereafter will be withheld until I provide a number.
Signature _______________________________	Date _________________________________

The Exchange Agent for the Exchange Offer is:

CITIBANK, N.A.

The Information Agent for the Exchange Offer is:

GEORGESON SHAREHOLDER COMMUNICATIONS INC.

The Dealer Manager for the Exchange Offer is:

CITIGROUP GLOBAL MARKETS INC.